Exhibit 99.1

Rightscorp Increases Representation to Surpass 1.5 Million Copyrights

Company Adds an Additional 500,000 New Copyrights with Continued Expansion in Music, Films, and Books.

Santa Monica, Calif. - May 20, 2014 – Rightscorp (OTCQB: RIHT), the leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP), announced today that it has added an additional 500,000 new copyrights for representation, bringing its total ownership portfolio to over 1.5 million copyrights.

Rightscorp has been actively increasing the number of copyrights that it can protect and monetize by constantly adding new copyrights into its system. Rightscorp now represents over 1.5 million copyrights. The Company’s proprietary patent-pending copyright infringement monitoring software protects copyright owners against digital loss and the unauthorized online distribution of content including music, movies, games, books, software, and other digital content.

“We are building momentum as the most effective piracy solution for this industry as we cross the threshold from 1 million to more than 1.5 million copyrights,” said Christopher Sabec, CEO of Rightscorp. “This is a clear milestone as it directly impacts our growth as we continue to expand in the market. We are now tracking infringements on award-winning films, over 10 tracks in the Billboard Hot 100, a best selling author, and we are in discussions with many more content owners. This is a testament that we are recognized as leaders in the protection and monetization of copyrighted IP. Our proven business strategy is attracting copyright holders to seek us out in the ongoing battle of copyright infringement and our recently reported triple digit revenue growth shows that our model works.”

About Rightscorp, Inc.

Rightscorp (OTCQB: RIHT) is a leading provider of monetization services for artists and holders of copyrighted Intellectual Property (IP). The Company’s patent pending digital loss prevention technology focuses on the infringement of digital content such as music, movies, software, and games and ensures that owners and creators are rightfully paid for their IP. Rightscorp implements existing laws to solve copyright infringements by collecting payments from illegal file sharing activities via notifications sent through Internet Service Providers (ISPs). The Company’s technology identifies copyright infringers, who are offered a reasonable settlement option when compared to the legal liability defined in the Digital Millennium Copyrights Act (DMCA). Based on the fact that 22% of all Internet traffic is used to distribute copyrighted content without permission or compensation to the creators, Rightscorp is pursuing an estimated $2.3 billion opportunity and has monetized major media titles through relationships with industry leaders. http://www.rightscorp.com/

Safe Harbor Statement

This press release may include forward-looking statements. All statements other than statements of historical fact included in this press release, including, without limitation, statements regarding the Company’s anticipated financial position, business strategy and plans and objectives of management of the Company for future operations, are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management as well as assumptions made by and information currently available to the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors not limited to, general economic and business conditions, competitive factors, changes in business strategy or development plans, the ability to attract and retain qualified personnel, and changes in legal and regulatory requirements. Such forward-looking statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph.

For further investor and media information contact:

Andrew Haag

Managing Partner

IRTH Communications

rightscorp@irthcommunications.com

1-866-976-4784